Exhibit 1(m)

                 MERRILL LYNCH CALIFORNIA MUNICIPAL SERIES TRUST

                           CERTIFICATION OF AMENDMENT

                             TO DECLARATION OF TRUST

      The undersigned, constituting at least a majority of the Trustees of Merrill Lynch California Municipal Series Trust (the "Trust"), a business trust organized under the laws of Massachusetts, acting pursuant to the Trust's Declaration of Trust, as currently in effect (together with any amendments thereto and designations thereunder, the "Trust Documents"), do hereby amend the Trust Documents as follows:

      1. The name of the Trust is hereby changed from Merrill Lynch California Municipal Series Trust to BlackRock California Municipal Series Trust, and all references to the name of the Trust in the Trust Documents are hereby accordingly amended.

      2. The name of each series of shares of beneficial interests of the Trust listed below is hereby changed as set forth below, and all references to such series in the Trust Documents are hereby amended accordingly:

            --------------------------------- ----------------------------------
            Current Series Name               New Series Name
            --------------------------------- ----------------------------------
            Merrill Lynch California Insured  BlackRock California Insured
            Municipal Bond Fund               Municipal Bond Fund
            --------------------------------- ----------------------------------

      This Amendment shall become effective on September 29, 2006.

      IN WITNESS WHEREOF, the undersigned, being at least a majority of the
Trustees of the Trust, have executed this Amendment as of the day of     , 2006.


        ---------------------------------     ----------------------------------
          Robert C. Doll, Jr. (Trustee)          James H. Bodurtha (Trustee)
              800 Scudders Mill Road                 36 Popponesset Road
               Plainsboro, NJ 08536                    Cotuit, MA 02635


        ---------------------------------     ----------------------------------
            Kenneth A. Froot (Trustee)               Joe Grills (Trustee)
                 48 Plympton Road                 114878 Twin Mountains Road
                Sudbury, MA 01776                     Rapidan, VA 22733


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        ---------------------------------     ----------------------------------
           Herbert I. London (Trustee)          Roberta Cooper Ramo (Trustee)
             10 West Street, Apt. 20E             908 E1 Alhambra Circle, NW
                New York, NY 10004                  Albuquerque, NM 87107


        ---------------------------------
         Robert S. Salomon, Jr. (Trustee)
              106 Dolphin Cove Quay
                Stamford, CT 06902

      The Declaration of Trust establishing MERRILL LYNCH CALIFORNIA MUNICIPAL SERIES TRUST, dated the 20th of March, 1985, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that no Trustee, shareholder, officer, employee or agent of MERRILL LYNCH CALIFORNIA MUNICIPAL SERIES TRUST shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the "Trust Property" only shall be liable.

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